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                                                               EXHIBIT 10.22(c)



                          AMENDMENT NUMBER TWO TO THE
                     LITTON INDUSTRIES, INC., SUPPLEMENTAL
                           EXECUTIVE RETIREMENT PLAN



WHEREAS, pursuant to Subsection 11.1(a) of the Litton Industries, Inc., Supplemental Executive Retirement Plan (the "Supplemental Plan"), the Board of Directors of Litton Industries, Inc. (the "Board") has the authority to amend the Supplemental Plan;

WHEREAS, the Board has passed a resolution that the proper officers of Litton Industries, Inc. ("Litton") be authorized to amend the Supplemental Plan to base the calculation of retirement benefits on the award date, as opposed to the payment date, of any incentive compensation awarded to a participant in the Supplemental Plan;

NOW, THEREFORE, the Supplemental Plan is hereby amended as follows:

Subsection 2.3(b) of the Supplemental shall be deleted in its entirety and the following new Subsection 2.3(b) inserted therefor:

"(b) With respect to participants in the Supplemental Plan who retire after September 18, 1997, "Incentive compensation payments," for purposes of determining Average Earnings of an Active Participant, shall be the amount of the single largest award to an Active Participant under the Litton Industries, Inc., Performance Award Plan (or a similar plan) in each of three periods of twelve consecutive months selected under Section 2.3(a) above."

This Amendment Number Two to the Supplemental Plan shall be effective as of September 18, 1997.



                                        By: /s/ TIMOTHY G. PAULSON
                                           ------------------------
                                                Timothy G. Paulson

                                    Attest: /s/ JEANETTE M. THOMAS
                                           ------------------------
                                                Jeanette M. Thomas